UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2005

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2005, Memory Pharmaceuticals Corp. (the "Registrant") entered into a Separation Agreement and a related Consulting Agreement (collectively, the "Separation Agreement"), effective as of April 1, 2005 with Dr. Axel J. Unterbeck, its Cofounder and President and a member of its Board of Directors.

The Separation Agreement generally provides that:

§ Dr. Unterbeck has submitted his resignation as an officer, director and employee of the Registrant, and his employment with the Registrant will terminate, effective April 1, 2005 (the "Resignation Date"). Dr. Unterbeck will provide consulting services to the Registrant for a period of six (6) months (the "Term") following the Resignation Date, unless the Consulting Agreement is earlier terminated.

§ the exercise period for Dr. Unterbeck’s stock options to purchase common stock of the Registrant, vested as of the Resignation Date, will be extended from three (3) months post-termination to twelve (12) months post-termination.

§ Dr. Unterbeck will provide consulting services to the Registrant for at least 10 hours per week and will be compensated at a rate of $12,000 per month. At the end of the Term, Dr. Unterbeck will be entitled to receive a bonus of $25,000 as consideration for and conditioned upon his execution and delivery of a final release, substantially in the form attached to the Consulting Agreement.

§ during the Term, the Registrant will reimburse Dr. Unterbeck for all reasonable home office expenses incurred by him in the course of providing consulting services to the Registrant. The Registrant will also: (i) provide Dr. Unterbeck with continued health (medical and dental) coverage on the same terms as his current coverage, (ii) pay the premiums on Dr. Unterbeck’s executive disability insurance, (iii) pay any professional dues that become due and payable and (iv) permit Dr. Unterbeck to continue using a vehicle leased by the Registrant.

§ pursuant to the terms of the Separation Agreement, Dr. Unterbeck has released the Registrant from all claims under the January 5, 1998 Employment Agreement, as amended (the "Employment Agreement"), as well as all discrimination claims and any other statutory, contractual or common law claims related to his employment. The Employment Agreement addresses the terms of Dr. Unterbeck’s employment, including the following: compensation, stock options, benefits, termination and severance.

§ Dr. Unterbeck will remain subject to certain confidentiality, noncompetition and nonsolicitation provisions contained in the Employment Agreement for a period of eighteen (18) months following the Resignation Date.

§ the Registrant may terminate the Consulting Agreement with Cause (as such term is defined in the Employment Agreement), in which case Dr. Unterbeck will not be eligible for any further compensation, bonus opportunity or paid benefit continuation. Dr. Unterbeck may terminate the Consulting Agreement upon thirty (30) days’ written notice to the Registrant, in which case, Dr. Unterbeck will be entitled to a bonus of $5,000 as consideration for and conditioned upon his execution and delivery of a final release. If Dr. Unterbeck voluntarily terminates the Consulting Agreement, he will not be eligible for any further compensation, bonus opportunity or paid benefit continuation.

Pursuant to the Age Discrimination in Employment Act, as amended, Dr. Unterbeck has a seven-day period during which he is entitled to revoke the Separation Agreement.

The foregoing description of the Separation Agreement and the related Consulting Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, and the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2. Both the Separation Agreement and the Consulting Agreement are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Dr. Unterbeck has submitted his resignation as an officer, director and employee of the Registrant, as a result of which the Employment Agreement between the Registrant and Dr. Unterbeck will terminate on the Resignation Date. See the information set forth in Item 1.01 above. The Employment Agreement and subsequent letter agreements with Dr. Unterbeck amending the Employment Agreement were filed as Exhibits 10.12, 10.13 and 10.15 to the Registrant’s Registration Statement on Form S-1, No. 333-111474, filed on December 23, 2003 (the "Registration Statement").

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Dr. Unterbeck has submitted his resignation as an officer, director and employee of the Registrant, and his employment with the Registrant and his membership on the Registrant’s Board of Directors will end, effective upon the Resignation Date. See the information set forth in Item 1.01 above.

In connection with Dr. Unterbeck’s resignation, the Registrant’s Board of Directors approved the appointment of Tony Scullion as President of the Registrant, effective on the Resignation Date. Mr. Scullion also serves as the Registrant’s Chief Executive Officer. The Registrant’s Board of Directors also approved the election of David A. Lowe, Ph.D. to the Registrant’s Board of Directors, effective on the Resignation Date, to fill the vacancy created by Dr. Unterbeck’s resignation. Dr. Lowe will serve as a Class II director with a term of office until the 2006 annual meeting of stockholders. Dr. Lowe serves as the Registrant’s Chief Scientific Officer.

As the Registrant’s Chief Executive Officer, Mr. Scullion has an employment letter agreement with the Registrant, which agreement was amended on August 6, 2001. A copy of Mr. Scullion’s employment agreement and the related amendment are filed as Exhibits 10.16 and Exhibit 10.17 to the Registration Statement. Mr. Scullion’s employment agreement is described in the Registrant’s final prospectus, dated April 5, 2005, which is included in the Registration Statement, as amended, in the section titled "Management – Employment Agreements." The description of Mr. Scullion’s employment agreement is incorporated herein by reference.

As the Registrant’s Chief Scientific Officer, Dr. Lowe has an employment letter agreement with the Registrant, a copy of which was filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on September 16, 2004 (the "September Form 8-K"). Dr. Lowe’s employment agreement is described in the September Form 8-K, and that description is incorporated herein by reference. Dr. Lowe is not party to any arrangement or understanding with any person pursuant to which he was selected to serve as a director.

A copy of the press release relating to Dr. Unterbeck’s resignation, Mr. Scullion's appointment as President of the Registrant and Dr. Lowe’s appointment to the Registrant’s Board of Directors is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1 Separation Agreement, dated March 15, 2005, between the Registrant and Axel J. Unterbeck, Ph.D.

10.2 Consulting Agreement, dated March 15, 2005, between the Registrant and Axel J. Unterbeck, Ph.D.

99.1 Press release dated March 15, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

March 15, 2005	By:	Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement, dated March 15, 2005, between the Registrant and Axel J. Unterbeck, Ph.D.
10.2	Consulting Agreement, dated March 15, 2005, between the Registrant and Axel J. Unterbeck, Ph.D.
99.1	Press Release dated March 15, 2005